EXHIBIT 23

                 CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-26941), pertaining to the 1993 Stock Option Plan of Cucos Inc. of our report dated September 6, 2000 (except for the third paragraph of Note 3, as to which the date is September 29, 2000) with respect to the financial statements of Cucos Inc. included in this Annual Report (Form 10-KSB) for the year ended July 2, 2000.

                                   Ernst & Young LLP

New Orleans, Louisiana
October 2, 2000